Exhibit H(14)
THIRD PARTY FEEDER FUND
AGREEMENT
AMONG
HOMESTEAD FUNDS, INC.
RE INVESTMENT CORPORATION
AND
MASTER INVESTMENT PORTFOLIO
dated as of
July 18, 2007

i

ii

AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made and entered into as of the 18th day of July, 2007, by and among Homestead Funds, Inc., (the “Corporation”), a Maryland corporation, for itself and on behalf of its series set forth on Schedule A (each, a “Fund” and collectively, the “Funds”), RE Investment Corporation (the “Distributor”), a Maryland corporation, and Master Investment Portfolio (“MIP”), a Delaware business trust, for itself and on behalf of its series set forth on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”).
WITNESSETH
     WHEREAS, the Corporation and MIP are each registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as open-end management investment companies;
     WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;
     WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets in exchange for beneficial interests in the corresponding Portfolio (the “Investments”) on the terms and conditions set forth in this Agreement;
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
Purchase and Redemption of Interests
     1.1 Sale of Interests. By placing orders with MIP’s transfer agent or any successor corporations (“Transfer Agent”) (currently, State Street Corporation), each Fund will invest all or substantially all of its investable assets (the “Assets”) in the applicable Portfolio and, in exchange therefore, the Portfolio will issue to the Fund beneficial interests in the applicable Portfolio (“Interests”) equal in value to the assets of the Fund conveyed to such Portfolio (based on the net asset value (“NAV”) of the Portfolio, as calculated in accordance with the applicable provisions of MIP’s then-current registration statement on Form N-1A (the “MIP Registration Statement”)). Each Fund may add to or reduce its investment in the applicable Portfolio pursuant to the terms of the MIP Registration Statement. MIP may refuse to sell Interests to a Fund or suspend or terminate the offering of Interests, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees of MIP (the “Trustees”) acting in good faith and in light of their fiduciary duties under federal and any applicable state laws or regulation, necessary in the best interests of the interestholders of a Portfolio.
     1.2 Redemption of Interests. Subject to Section 1.3 of this Agreement, Transfer Agent will redeem any full or fractional Interests when requested by the Corporation or its designees on behalf of a Fund in accordance with MIP’s operational procedures and the provisions of the MIP Registration Statement.
     1.3 Purchase and Redemption Procedures. Transfer Agent shall accept purchase and redemption orders resulting from investments in and payments to a Fund on each business day, provided that such orders are received by the Transfer Agent prior to 8:30 a.m. Eastern Time on such business day and reflect instructions received by the Corporation in good order from investors or shareholders placing orders with the Fund prior to the time the net asset value of the applicable Portfolio is priced in accordance with the MIP Registration Statement (such Portfolio’s “Valuation Time”) on the prior business day. MIP will review, on a case by case basis, the acceptance of orders received by Transfer Agent after 8:30 a.m. Eastern Time but prior to 9:30 a.m. Eastern Time on a business day, provided such orders reflect instructions received by the Corporation in good order prior to the Valuation Time on the prior business day.
Any purchase or redemption order for shares of a Fund received, on any business day, after such Portfolio’s Valuation Time on such business day shall be deemed received prior to the Valuation Time on the next succeeding business day. Purchase and redemption orders from the Corporation or its designee on behalf of the Fund for investment in the Portfolio shall be provided to Transfer Agent as agent for MIP in such written or electronic form as Transfer Agent may establish upon prior notice to the Corporation. Transfer Agent may reject purchase and redemption orders from the Corporation or its designee on behalf of the Fund that are not in proper form. In the event that the Corporation requests, and Transfer Agent agrees, to use a form of written or electronic communication that is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Corporation, on behalf of the Fund, shall be responsible (i) for confirming with Transfer Agent that any communication sent by the Corporation was, in fact, received by Transfer Agent in proper form, and (ii) for the effect of any delay in Transfer Agent’s receipt of such communication in proper form. Transfer Agent shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named on the list of authorized individuals provided by the Corporation, without being required to determine the authenticity of the authorization or the authority of the persons named therein.
     1.4 Notification of NAV. After Valuation Time and prior to 5:30 p.m. Eastern Time on each business day, MIP, or its designee, shall notify the Corporation, Corporation’s transfer agent, and other entities the Corporation may designate of the NAV of each Portfolio for that business day. Such information shall be accurate, true and complete and current in all respects and will be updated continuously and on an immediate basis.
     1.5 NAV Adjustments. In the event adjustments are required to correct any error in the computation of the NAV of any Portfolio, Transfer Agent or MIP shall give the Corporation prior notice and describe the need for such adjustments (including the date of the error, the incorrect price and the correct price).
     1.6 Internal Control Procedures. The Corporation shall maintain written internal control procedures reasonably designed to prevent or detect on a timely basis orders for the purchase and redemption of Portfolio shares (“Portfolio Orders”) derived from orders for Fund shares received from Fund investors or shareholders (“Fund Orders”) on or after the applicable

Valuation Time from being aggregated with Portfolio Orders derived from Fund Orders received before Valuation Time, including operational and systems controls (“Internal Control Procedures”). The Corporation shall conduct an annual review prior to the end of February of each year following execution of this Agreement, based on the previous calendar year or any period thereof during which this Agreement was in effect, to evaluate the continued adequacy of the Internal Control Procedures. The Corporation shall thereafter take such action as may be deemed reasonably necessary, based on such review, to change or modify the Internal Control Procedures so as to maintain their adequacy to prevent or detect on a timely basis Portfolio Orders derived from Fund Orders received after Valuation Time from being aggregated with Portfolio Orders derived from Fund Orders received before Valuation Time. Not later than February 28 of each year following execution of this Agreement, the Corporation shall provide MIP with a report signed by an authorized officer of the Corporation attesting to having undertaken the annual review, and any resulting modification or corrective action as contemplated above, and attesting to the current adequacy of the Internal Control Procedures. Each transmission to Transfer Agent of trades in Interests shall constitute a representation by the Corporation that underlying orders for Fund shares were derived from instructions received prior to Valuation Time on such business day.
     1.7 Definition. For the purposes of this Agreement, “business day” shall be as defined for the applicable Portfolio in the MIP Registration Statement.
ARTICLE II
OTHER OBLIGATIONS
     2.1 Statements Regarding MIP or a Portfolio. The Distributor and the Corporation shall not give any information or make any representations or statements on behalf of MIP or a Portfolio or its investment adviser, or concerning MIP or a Portfolio or its investment adviser, in connection with the sale of shares of the Fund or otherwise, other than information or representations contained in and accurately derived from the MIP Registration Statement, reports prepared by MIP, or in sales literature or other promotional material approved in writing by MIP or its designee, except with the written permission of MIP or its designee. The Distributor and the Corporation will furnish to MIP, a reasonable time prior to public disclosure, any advertising or sales literature that directly or indirectly references MIP or a Portfolio or its investment adviser. MIP will review the documents described in the prior sentence and provide feedback to the Distributor in a reasonably timely manner not to exceed five business days. The Corporation and Distributor, as applicable, each agrees to make such modifications to the documents described in this Section as may be reasonably requested by MIP or its designee, other than information or representations contained in and accurately and completely derived from the MIP Registration Statement.
     2.2 Statements Regarding the Corporation. MIP shall not give any information or make any representations or statements on behalf of the Corporation, or concerning a Fund, other than information or representations contained in and accurately derived from the registration statement or prospectus for a Fund (as such registration statement and prospectus may by amended or supplemented from time to time), documents required to be filed by the Funds with governmental agencies, or in materials approved by the Corporation for distribution including sales literature or other promotional materials, except with the written permission of the Corporation. MIP will furnish to the Corporation, prior to filing, drafts of any filings with the Securities and Exchange Commission (the “SEC”) which directly reference a Fund, and, upon the Corporation’s request, any advertising or sales literature produced by MIP which directly references the Corporation or a Fund.
     2.3 Officer’s Certificate. In connection with each periodic filing of a Fund’s registration statement and each amendment thereto, the Corporation shall cause to be delivered to MIP an Officer’s Certificate from the President, Secretary or other appropriate officer of the Corporation addressed to the Trustees of MIP. The Officer’s Certificate shall state that the description contained in the Fund’s registration statement is consistent in all material respects with the respective Portfolio’s investment objectives and policies as described in the MIP Registration Statement and that to the best of the officer’s knowledge, the Fund’s registration statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Corporation. The Corporation represents and warrants to MIP that:
     (a) Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and the Funds are duly and validly designated series of the Corporation. The Corporation and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement. Neither the Corporation nor any Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.
     (b) Authorization of Agreement. The execution and delivery of this Agreement by the Corporation on behalf of the Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of the Corporation’s Board of Directors and no other action or proceeding is necessary for the execution and delivery of this Agreement by Funds, or the performance by Funds of their obligations hereunder. This Agreement when executed and delivered by the Corporation on behalf of the Funds shall constitute a legal, valid and binding obligation of the Corporation, enforceable against the Funds in accordance with its terms. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.
     (c) 1940 Act Registration. The Corporation is duly registered under the 1940 Act as an open-end management investment company, and such registration is, and will be, in full force and effect.

     (d) SEC Filings. The Corporation has duly filed all forms, reports, proxy statements and other documents (collectively, the “SEC Filings”) required to be filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended, and the 1940 Act, and the rules and regulations thereunder, (collectively, the “Securities Laws”) in connection with the registration of the Funds’ shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Corporation makes no representation or warranty hereunder with respect to information supplied by MIP or any service provider of MIP for use in the Corporation’s SEC filings, including but not limited to any written information contained in the MIP Registration Statement relating to the Portfolios.
     (e) Fund Assets. Each Fund currently intends to invest its Assets solely in the corresponding Portfolio on an ongoing basis, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all Interests of the Portfolio at any time without notice.
     (f) Non-Reliance. The Corporation has reviewed the MIP Registration Statement, as filed with the SEC, and has relied solely upon the MIP Registration Statement, the advice of its tax or other advisers, and independent investigations made by the Corporation in purchasing the Interests. No representations or agreements other than those set forth in the Registration Statement and this Agreement have been made to the Corporation by MIP.
     (g) Insurance. The Corporation has in force an errors and omissions liability insurance policy insuring the Funds against loss up to $10 million for negligence or wrongful acts, and a fidelity bond in an amount consistent with the requirements of the 1940 Act.
     (h) Anti-Money Laundering; Bank Secrecy. The Corporation acknowledges that (i) it is a “financial institution” as defined in the Bank Secrecy Act (the “BSA”) and/or (ii) it relies on service providers that are “financial institutions” to perform functions such as handling customer applications, creating shareholder accounts, receiving funds, processing transactions for customer accounts, and withdrawing and distributing funds from customer accounts. The Corporation also acknowledges that it, and/or its service providers, are required to comply with the BSA and the USA Patriot Act of 2001 and regulations promulgated thereunder.
     3.2 MIP. MIP represents and warrants to the Corporation that:
     (a) Organization. MIP is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolios are duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement. Neither MIP nor any Portfolio is under the jurisdiction of a court in a proceeding under the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.
     (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP’s Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by MIP, or the performance by MIP of its obligations hereunder and the consummation by MIP of the transactions contemplated hereby. This Agreement, when executed and delivered by MIP on behalf of the Portfolios, shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of the Interests to the Funds.
     (c) Issuance of Beneficial Interest. The issuance by MIP of Interests in exchange for the Investments by the corresponding Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.
     (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is, and will be, in full force and effect.
     (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).
     (g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is December 31.

     (h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring the Portfolios against loss up to $15 million for negligence and wrongful acts, and a fidelity bond in an amount consistent with the requirements of the 1940 Act.
     3.3 Distributor. Distributor represents and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms.
ARTICLE IV
COVENANTS
     4.1 Corporation. The Corporation covenants that:
     (a) Advance Review of Certain Documents. The Corporation will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Funds’ registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least five (5) business days prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, the Corporation will furnish or will cause to be furnished to MIP at least three (3) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or a Portfolio or its investment adviser and that was not previously approved by MIP. The Corporation agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to the Corporation for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in the MIP Registration Statement or otherwise provided by MIP for inclusion therein. In addition, without MIP’s prior written consent, the Corporation, the Funds and the Distributor will not make any other written or oral representations about MIP or a Portfolio or its investment adviser other than those contained in such documents.
     (b) SEC and Blue Sky Filings. The Corporation will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds’ shares, any meetings of its shareholders, and its registration as a series of an investment company. Distributor will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Funds are or will be noticed for sale (“State Filings”). The Funds’ SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer the Funds shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Funds’ State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.
     (c) Tax Status. The Funds will qualify for treatment as regulated investment companies under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding Portfolio or MIP.
     (d) Fiscal Year. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as the corresponding Portfolio (currently December 31).
     (e) Proxy Voting. If requested to vote on matters pertaining to MIP or a Portfolio, a Fund will either seek instructions from its shareholders with regard to the voting of all proxies with respect to Portfolio’s securities and vote such proxies only in accordance with such instructions, or vote the shares held by it in the same proportion as the vote of all other holders of Portfolio’s securities; provided that the Fund will not be obligated to take such action if and to the extent the Fund obtains an exemption from Section 12(d)(1)(E)(iii)(aa) of the 1940 Act.
     (f) Compliance with Laws. The Corporation shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.
     (g) Solely for Investment. The Interests will be acquired solely by and for the account of the Fund, solely for investment, and are not being purchased for resale or distribution. With the exception of redemptions made pursuant to the terms of this Agreement, the Interests are non-transferable, and neither the Corporation nor the Fund will sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests.
     (h) Ongoing Disclosure Obligations. The Corporation will notify MIP promptly if there is any change with respect to any of the representations or warranties contained in Section 3.1.
     4.2 MIP. MIP covenants that:
     (a) Signature Pages. Upon receipt of the Officer’s Certificate described in Section 2.3, MIP shall promptly provide all required signature pages to the Corporation for inclusion in any SEC Filings of the Corporation. The Corporation and the Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by the Corporation in preparing such filing, which shall in any event include any written information obtained from the MIP Registration Statement.
     (b) Redemptions. Except as otherwise provided in this Section 4.2(b), redemptions of interests owned by a Fund will be effected in cash pursuant to Section 4.2(c). In the event a Fund desires to withdraw its entire Investment from a corresponding Portfolio, either by submitting a redemption request or by terminating this agreement in accordance with Section 8.1 hereof, MIP, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, and any and all SEC no-action letters or other interpretive positions related to such redemptions, may effect such redemption “in kind” and in such manner that the securities delivered to Fund or its custodian approximate the Fund’s proportionate share of the applicable Portfolio’s net assets immediately prior to such redemption. In addition, in the event a Fund makes a redemption (or series of redemptions over any three consecutive business days) of an amount that exceeds 10% of the applicable Portfolio’s net asset value, MIP, at its sole discretion, and in accordance with the 1940 Act and the rules and regulations thereunder, may effect such redemption “in kind” and in such manner that the securities delivered to the Fund or its custodian approximate the Fund’s proportionate share of the applicable Portfolio’s net assets immediately prior to such redemption. In accordance with MIP procedures, a portion of a redemption “in kind” may be paid in cash. Each Portfolio shall settle redemptions in accordance with the MIP Registration Statement.
     (c) Ordinary Course Redemptions. Each Portfolio will effect its redemptions in accordance with the provisions of the 1940 Act and the rules and regulations thereunder. Except as described in Section 4.2(b), all redemptions will be effected in cash at a price based on the next determined net asset value after the redemption request is received in proper form. Each Portfolio shall settle redemptions in accordance with the MIP Registration Statement.
     (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of the Portfolios’ investors and its registration as an investment company and will provide copies of all such definitive filings to the Corporation promptly after filing. The MIP’s SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect.
     (f) Securities Exemptions. Interests in the Portfolios have been and will continue to be offered and sold solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.
     (g) Advance Notice of Certain Changes. MIP shall provide the Corporation with at least one hundred twenty (120) days’ advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio’s fundamental investment objective, fiscal year end or tax status and at least sixty (60) days’ advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains or should have obtained such knowledge, of any material change in a Portfolio’s investment policies or activities, any material increase in a Portfolio’s fees or expenses, or any change in a Portfolio’s fiscal year or time for calculating net asset value for purposes of Rule 22c-1 under the 1940 Act.
     (h) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.
     4.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.
ARTICLE V
COMPLIANCE WITH RULE 22c-2
     5.1 Definitions. Solely for purposes of this Article V:
     (a) The term “MIP Designee” includes MIP’s administrator, Barclays Global Investors, N.A. and its designees, and/or any other entity designated by a Rule 22c-2 Subject Fund (as defined below) to provide support in connection with compliance with Rule 22c-2 (as defined below), such as the Rule 22c-2 Subject Fund’s principal underwriter or transfer agent.
     (b) The term “Fund Shares” refers to shares issued by a Fund.
     (c) The term “Rule 22c-2” refers to Rule 22c-2 under the 1940 Act. The provisions of this Article V shall not become enforceable by MIP until the date that the

Securities Exchange Commission first requires compliance with Rule 22c-2(a)(2) under the 1940 Act (compliance date is currently designated as October 16, 2006 pursuant to SEC Release No. IC-26728).
     (d) The term “Rule 22c-2 Subject Fund” refers to each individual series of MIP listed on the attached Schedule B hereto, provided that the term does not include any excepted funds (as defined in Rule 22c-2).
     (e) The term “Shareholder” means: (i) the beneficial owner of Fund Shares, whether the Fund Shares are held directly or in nominee name; (ii) an employee benefit, retirement or other Participant, notwithstanding that the Plan may be deemed to be the beneficial owner of Fund Shares; or (iii) the holder of interests in a variable annuity or variable life insurance contract issued by the Corporation.
     (f) The term “sub-intermediary” includes each financial intermediary (as defined in Rule 22c-2) that holds Fund Shares through the Corporation.
     (g) The term “TIN” means taxpayer identification number.
     5.2 Agreement to Provide Information. The Corporation agrees to provide certain information to the MIP Designee for the purpose of facilitating the Rule 22c-2 Subject Fund’s compliance with Rule 22c-2. The Corporation agrees to provide the MIP Designee, upon written request by the MIP Designee, the TIN or similar identifying number of each Shareholder that purchased, redeemed, transferred or exchanged Fund Shares through an account maintained by the Corporation during the period covered by the request, and the amount, date, and transaction type (e.g., purchase, redemption, transfer or exchange) for every purchase, redemption, transfer or exchange of Fund Shares. The Corporation is obligated to provide only such information (e.g., TINs) to the MIP Designee regarding a Shareholder that the Corporation is permitted to provide under applicable laws, rules and regulations. If the Corporation is required by law to obtain Shareholder consent in order to provide certain information to the MIP Designee, the Corporation will use reasonable efforts to obtain such consent.
     (a) Period Covered by Request. Requests shall set forth the specific period for which transaction information is sought. The MIP Designee may request transaction information as it deems appropriate, including to investigate compliance with policies established by the Rule 22c-2 Subject Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Interests issued by the Rule 22c-2 Subject Fund.
     (b) Form and Timing of Response. The Corporation agrees to transmit the requested information that is on its books and records to the MIP Designee promptly, but in any event no later than five business days after receipt of a request. If the shares are held by sub-intermediary accounts and the requested information is not on the Corporation’s books and records, the Corporation agrees to use best efforts to promptly obtain and transmit the requested information from the holder of the sub-intermediary account in accordance with the terms and conditions of the agreement between the Corporation or Fund and the sub-intermediary. If the Corporation does not promptly obtain the requested information from the holder of the sub-intermediary account, the Corporation shall notify the MIP Designee and block further purchases of Fund Shares from such account holder, upon request by the MIP Designee. The Corporation agrees to inform the MIP Designee whether it plans to obtain and transmit the requested information from the sub-intermediary account holder or to block further purchases of Fund Shares from such account holder. The requested information shall be communicated in accordance with standards that are mutually agreed upon by the parties.
     (c) Limitations on Use of Information. The information received from the Corporation or sub-intermediary shall not be used for any purpose other than to comply with Rule 22c-2 and other laws, rules and regulations applicable to the Rule 22c-2 Subject Fund.
     5.3 Agreement to Restrict Trading. The Corporation agrees, to the extent permitted under applicable law, to enforce written instructions from the MIP Designee to restrict or prohibit further purchases or exchanges of Fund Shares by a Shareholder that has been identified by the MIP Designee. Such written instructions will be issued for any reason deemed appropriate by the MIP Designee, including in response to a Shareholder that has been identified as having engaged in transactions of the Fund Shares (directly or indirectly through the Corporation’s Account) that violate policies established by the Rule 22c-2 Subject Fund for the purposes of eliminating or reducing any dilution of the value of the outstanding Interests issued by the Rule 22c-2 Subject Fund. In the event that a Shareholder is engaged in activities explicitly permitted by the Corporation’s policies but such activities are in contravention of the Rule 22c-2 Subject Fund’s policies, the Corporation will evaluate its policies and determine, in the Corporation’s sole discretion, whether any revisions to its policies would be appropriate.
     (a) Form of Instructions. Instructions must include the TIN or similar identifying number, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
     (b) Timing of Response. The Corporation agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Corporation.
     (c) Confirmation by the Corporation. The Corporation must provide written confirmation to the MIP Designee that instructions have been executed. The Corporation agrees to provide confirmation as soon as reasonably practicable but not later than ten business days after the instructions have been executed.

ARTICLE VI
INDEMNIFICATION
     6.1 Corporation
     (a) The Corporation agrees to indemnify and hold harmless MIP, the Portfolios and the Portfolios’ investment adviser, and any director/trustee, officer, employee or agent of MIP, a Portfolio or a Portfolio’s investment adviser (each, a “Corporation Covered Person” and collectively, “Corporation Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Corporation Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in Section 6.1(b)) (“Corporation Indemnified Losses”), that:
     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Corporation or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or
     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, statement of additional information, or any other SEC Filing relating to the Funds, or any amendments or supplements to the foregoing (collectively “Offering Documents”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with the MIP Registration Statement and other written information furnished by MIP to the Funds or by any service provider of MIP specifically for use therein or for use by the Funds in preparing such documents;
     (iii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Master Documents (as defined in Section 6.3 below)) or wrongful conduct of the Corporation, the Distributor, a Fund or persons under their control, with respect to the sale or acquisition of shares of a Fund; or

     (iv) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Master Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to MIP by or on behalf of the Corporation, the Distributor or a Fund; or
     (v) arise out of or result from any failure by the Corporation or Distributor to provide the services or furnish the materials required under the terms of this Agreement; or
     (vi) arise out of or result from any material breach of any representation, warranty or covenant made by the Corporation, the Distributor or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Corporation, the Distributor or a Fund;
     provided, however, that in no case shall the Corporation be liable for indemnification hereunder with respect to any claims made against any Corporation Covered Person unless a Corporation Covered Person shall have notified the Corporation in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Corporation Covered Person seeking indemnification. Failure to notify the Corporation of such claim shall not relieve the Corporation from any liability that it may have to any Corporation Covered Person otherwise than on account of the indemnification contained in this Section 6.1.
     (b) The Corporation will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation. In the event the Corporation elect(s) to assume the defense of any such suit and retain such counsel, each Corporation Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Corporation shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (ii) the parties to such suit include any Corporation Covered Person and the Corporation, and any such Corporation Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Corporation that one or more legal defenses may be available to it that may not be available to the Corporation, in which case the Corporation shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. The Corporation shall not be required to indemnify any Corporation Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in Section 6.1(a) will be in addition to any liability that the Corporation might otherwise have to Corporation Covered Persons.

     6.2 Distributor
     (a) The Distributor agrees to indemnify and hold harmless MIP, the Portfolios and the Portfolios’ investment adviser, and any director/trustee, officer, employee or agent of MIP, a Portfolio or the Portfolios’ investment adviser (each, a “Distributor Covered Person” and collectively, “Distributor Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Distributor Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in Section 6.2(b)) (“Distributor Indemnified Losses”), that:
     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Corporation or the Distributor or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Funds; or
     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with the MIP Registration Statement and other written information furnished by MIP to the Funds or by any service provider of MIP for use therein or for use by the Funds in preparing such documents;
     (iii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Master Documents (as defined in Section 6.3 below)) or wrongful conduct of the Corporation, the Distributor, a Fund or persons under their control, with respect to the sale or acquisition of shares of a Fund; or
     (iv) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Master Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to MIP by or on behalf of the Corporation, the Distributor or a Fund; or

     (v) arise out of or result from any failure by the Corporation or Distributor to provide the services or furnish the materials required under the terms of this Agreement; or
     (vi) arise out of or result from any material breach of any representation, warranty or covenant made by the Corporation, the Distributor or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Corporation, the Distributor or a Fund;
     provided, however, that in no case shall the Distributor be liable for Distributor Indemnified Losses to the extent the Corporation indemnifies the Distributor Covered Person under Section 6.1(a) hereof, nor shall Distributor be liable for indemnification hereunder with respect to any claims made against any Distributor Covered Person unless a Distributor Covered Person shall have notified Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Distributor Covered Person seeking indemnification. Failure to notify Distributor of such claim shall not relieve Distributor from any liability that it may have to any Distributor Covered Person otherwise than on account of the indemnification contained in this Section 6.2.
     (b) Distributor will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by Distributor. In the event Distributor elects to assume the defense of any such suit and retain such counsel, each Distributor Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (ii) the parties to such suit include any Distributor Covered Person and Distributor, and any such Distributor Covered Person has been advised in a written opinion by counsel reasonably acceptable to Distributor that one or more legal defenses may be available to it that may not be available to Distributor, in which case Distributor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Distributor shall not be required to indemnify any Distributor Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in Section 6.2(a) will be in addition to any liability that Distributor might otherwise have to Distributor Covered Persons.
     6.3 MIP.
     (a) MIP agrees to indemnify and hold harmless the Corporation, the Funds, the Distributor, and any affiliate of the Corporation or Distributor providing services to the Corporation and/or the Funds, and any director, officer, employee or agent of any of the Corporation, the Funds, the Distributor, or affiliates of the aforementioned parties

(each, a “Master Covered Person” and collectively, “Master Covered Persons”), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Master Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in Section 6.3(b)) (“Master Indemnified Losses”), that:
     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to the Portfolios; or
     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to the applicable Portfolio, or any amendments to the foregoing (in this Section, collectively, the “Master Documents”), or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;
     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Master Documents relating to the Corporation or the Funds, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Funds by MIP for use therein or for use by the Funds in preparing such documents, including but not limited to any written information contained in the MIP Registration Statement;
     (iv) arise out of or result from any failure by MIP to provide the services or furnish the materials required under the terms of this Agreement; or
     (v) arise out of or result from any material breach of any representation, warranty or covenant made by MIP in this Agreement or arise out of or result from any other material breach of this Agreement by MIP;
     provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Master Covered Person unless a Master Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Master Covered Person seeking indemnification. Without limiting the generality of the foregoing, Portfolio’s indemnity to Master Covered Persons shall include all relevant liabilities of Master Covered Persons under the Securities Laws, as if the Master Documents constitute a “prospectus” within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Master Covered Person otherwise than on account of the indemnification contained in this Section 6.3.
     (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Master Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (ii) the parties to such suit include any Master Covered Person and MIP, and any such Master Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Master Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in Section 6.3(a) will be in addition to any liability that MIP might otherwise have to Master Covered Persons.
     6.4 Contribution. If the indemnification provided for in this Article VI is for any reason, other than pursuant to the terms hereof, held to be unavailable to any Corporation Covered Person, Distributor Covered Person or Master Covered Person (each individually an “Indemnified Party”) in respect of any Corporation Indemnified Losses, Distributor Indemnified Losses or Master Indemnified Losses (collectively “Losses”) (or actions in respect thereof) referred to in this Article VI, then, in order to provide for just and equitable contribution, each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the statements, actions or omissions which resulted in such Losses (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and Indemnified Parties from the transactions at issue. MIP, the Funds, the Corporation and the Distributor agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation not taking into account the equitable considerations referred to above in this section. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of each Indemnified Party, on the one hand, and an indemnifying party, on the other hand, shall be determined by reference to, among other things, whether the Losses relate to information supplied by, or action or omission within the control of, the indemnifying party or the Indemnified Party and the relative parties’ intent, knowledge, access to information and opportunity to correct or prevent the act, statement or omission that gave rise to the Losses. Upon the occurrence of any Losses for which contribution hereunder may be required, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution by the contributor of the Losses incurred. No party shall be liable for contribution in connection with settlement with respect to Losses without its written consent.
ARTICLE VII
ADDITIONAL AGREEMENTS
     7.1 Access to Information. Throughout the life of this Agreement, the Corporation and MIP shall afford each other reasonable access at all reasonable times to such party’s officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.
     7.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Funds’ or Portfolios’ respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 7.2 shall not prevent the Corporation or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Funds or Portfolios, respectively, and that such disclosure by the Corporation or MIP shall not require any additional consent from the other parties.
     7.3 Obligations of the Corporation and MIP. MIP agrees that the financial obligations of the Corporation under this Agreement shall be binding only upon the assets of the Funds, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of the Corporation or the Funds, and in no case shall MIP or any covered person have recourse to the assets of any series of the Corporation other than the Funds. The Corporation agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, the Corporation shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or interestholders of MIP or other classes or series of MIP.
ARTICLE VIII
TERMINATION, AMENDMENT
     8.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days’ advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit the Corporation’s right to redeem all or a portion of its Interests in accordance with the 1940 Act and the rules thereunder. The provisions of Article VI, Sections 7.2, 7.3, and this Section 8.1 shall survive any termination of this Agreement.
     8.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by all parties.
ARTICLE IX
GENERAL PROVISIONS
     9.1 Expenses. Except as provided in Article VI, all costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.
     9.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     9.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein.
     9.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.
     9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     9.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.
     9.7 Third Parties. Except as expressly provided in Article VI, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
     9.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:
If to the Corporation:
Homestead Funds, Inc.
4301 Wilson Boulevard
Arlington, Virginia 22203
Attention: Danielle Sieverling
If to the Distributor:
RE Investment Corporation
4301 Wilson Boulevard
Arlington, Virginia 22203
Attention: Danielle Sieverling
If to MIP:
Mutual Fund Administration
Master Investment Portfolio
c/o Barclays Global Investors
45 Fremont Street
San Francisco, California 94105
     9.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms’ length agreements.
     9.10 Operation of the Funds and Portfolios . Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, The Corporation or the Distributor to take such action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares. Except as otherwise provided herein, this Agreement shall not limit the authority of MIP, the Portfolios or their investment adviser to take such action as they may deem appropriate or advisable in connection with all matters relating to the operation of the Portfolios and the issuance of their Interests.

     9.11 Relationship of Parties; No Joint Venture. It is understood and agreed that neither the Corporation nor the Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of the Corporation or the Distributor with the authority to bind such party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.
Homestead Funds, Inc.
     on behalf of itself and the
     funds identified on Schedule A hereto

By:	/s/ Peter Morris
	Name:	Peter Morris
	Title:	President

RE Investment Corporation

By:	/s/ Stuart Teach
	Name:	Stuart Teach
	Title:	President

MASTER INVESTMENT PORTFOLIO,
     on behalf of itself and the
     Master Portfolios identified on Schedule B hereto

By:	/s/ Eilleen Clavere
	Name:	Eilleen Clavere
	Title:	Secretary

SCHEDULE A
HOMESTEAD FUNDS
Stock Index Fund
Approved: July 18, 2007

SCHEDULE B
MASTER INVESTMENT PORTFOLIOS
S&P 500 Index Master Portfolio
Approved: July 18, 2007